UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): July 21, 2026

AMERICAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	000-55456	46-3914127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12115 Visionary Way, Suite 174, Fishers Indiana, 46038

(Address of principal executive offices)

(317) 855-9926

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See: General Instruction A.2. below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 8.01 Other Events

On July 12, 2026, the Board of Directors of American Resources Corporation (the "Company") approved a share repurchase program (the "Share Repurchase Program") authorizing the repurchase of up to an aggregate of $20.0 million of the Company's outstanding Class A common stock.

Repurchases under the Share Repurchase Program may be made from time to time through open market purchases, privately negotiated transactions, block trades or other transactions in accordance with applicable federal securities laws, including, where appropriate, pursuant to Rule 10b5-1 trading plans and Rule 10b-18 under the Securities Exchange Act of 1934, as amended.

The timing, manner, price and amount of any repurchases will be determined by management based on a variety of factors, including market conditions, the trading price of the Company's Class A common stock, capital availability, cash flow, alternative investment opportunities, applicable legal and regulatory requirements and other business considerations.

The Share Repurchase Program does not obligate the Company to repurchase any specific number of shares, and the authorization may be suspended, modified or terminated at any time without prior notice.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Resources Corporation

Date: July 21, 2026	By:	/s/ Mark C. Jensen
Mark C. Jensen
Chief Executive Officer

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